EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Brooks Automation, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge and belief, that:
     (1) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: May 8, 2008	/s/ Robert J. Lepofsky
Robert J. Lepofsky
President and Chief Executive Officer (Principal Executive Officer)

Dated: May 8, 2008	/s/ Martin S. Headley
Martin S. Headley
Executive Vice President and Chief Financial Officer (Acting Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Brooks Automation, Inc. and will be retained by Brooks Automation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.